     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1994
                                                       REGISTRATION NO. 33-.....
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           AMERICAN CYANAMID COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     MAINE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                               ONE CYANAMID PLAZA
                            WAYNE, NEW JERSEY 07470
                                 (201) 831-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   13-0430890
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                              JOSEPH S. McAULIFFE
                       VICE PRESIDENT AND GENERAL COUNSEL
                           AMERICAN CYANAMID COMPANY
                               ONE CYANAMID PLAZA
                            WAYNE, NEW JERSEY 07470
                                 (201) 831-2000
                      (NAME, ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                                   Copies to:
                               ANDREW B. JANSZKY
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/
                        CALCULATION OF REGISTRATION FEE

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                                                                      PROPOSED
                                                      PROPOSED        MAXIMUM
                                       AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
TITLE OF EACH CLASS OF                 TO BE          OFFERING        OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED        REGISTERED(1)      PRICE(2)        PRICE(2)          FEE
- --------------------------------------------------------------------------------------------------
Debt Securities...................   $600,000,000       100%        $600,000,000      $206,898
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(1) In U.S. dollars or the equivalent thereof in foreign currencies or currency units. Such amount shall be increased, if any of the Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to $600,000,000.
(2) Estimated solely for the purpose of determining the registration fee.
                               ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED MARCH 31, 1994

PROSPECTUS

                                  $600,000,000

                           AMERICAN CYANAMID COMPANY
                                DEBT SECURITIES
                            ------------------------

     American Cyanamid Company (the "Company") may offer from time to time one or more series of its debt securities (the "Debt Securities") up to an aggregate principal amount of $600,000,000 (or the equivalent in foreign denominated currency or currency units). The Company will offer Debt Securities to the public on terms determined by market conditions.

                            ------------------------

     The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange and any other specific terms of the Debt Securities.

                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The Debt Securities may be offered directly, through agents designated from time to time or through dealers or underwriters. If any agents of the Company or any dealers or underwriters are involved in the offering of the Debt Securities in respect of which this Prospectus is being delivered, the name of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will also be set forth in the Prospectus Supplement.

                 The date of this Prospectus is March   , 1994.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus forms a part, covering the securities to be sold pursuant to this Offering. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information with respect to the Company, the Debt Securities and related matters and documents, reference is made to the Registration Statement and the exhibits thereto. Statements contained herein concerning any such document are not necessarily complete and, in each instance, reference is made to the copy of such document incorporated by reference in, or filed as an exhibit to, the Registration Statement. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at Room 3190, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Company's Common Stock, par value $5.00 per share, is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE SECRETARY, AMERICAN CYANAMID COMPANY, ONE CYANAMID PLAZA, WAYNE, NEW JERSEY 07470, TELEPHONE NUMBER (201) 831-2000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 1993, which has been previously filed with the Commission pursuant to the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offer is terminated, shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.

                                  THE COMPANY

     The Company, organized in 1907 as a Maine corporation, is a research-based life sciences company which, together with its subsidiaries, discovers and develops medical and agricultural products and manufactures and markets them throughout the world. The mailing address of the Company's principal executive offices is One Cyanamid Plaza, Wayne, New Jersey 07470, and its telephone number is (201) 831-2000.

     The Company's medical products encompass LEDERLE branded and generic pharmaceutical products; over-the-counter products including CENTRUM and other multivitamins; LEDERLE-PRAXIS vaccines; DAVIS & GECK surgical sutures, wound management devices and instruments for minimally invasive surgery; STORZ ophthalmic, ear, nose and throat surgical devices, ophthalmic pharmaceuticals and intraocular lenses; and ACUFEX arthroscopic instruments and equipment.

     The Company's agricultural business encompasses herbicides, such as the imidazolinone herbicides marketed as SCEPTER, PURSUIT, PURSUIT Plus and SQUADRON for soybeans, PROWL (marketed as STOMP outside the United States) for soybeans, cotton, corn, cereals, tobacco and vegetables, ARSENAL for vegetation control, and ASSERT for wheat and barley; insecticides, such as COUNTER and THIMET and, outside of North America, TORQUE, FASTAC, RIPCORD and CASCADE; fungicides outside of North America, such as DELAN and ACROBAT; plant growth regulators, such as CYCOCEL; animal feed supplements and health products, such as AUREOMYCIN and, outside of the United States, AVOTAN, CYDECTIN and CYGRO; and animal vaccines.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for each of the years indicated:

                 (In millions of dollars, except ratio amounts)

                                                               YEAR ENDED DECEMBER 31,
                                               -------------------------------------------------------
                                                1993       1992(1)     1991(1)     1990(1)     1989(1)
                                               -------     -------     -------     -------     -------
Earnings(Loss)..............................   $(34.2)(2)  $628.9      $574.4      $478.9 (3)  $554.8
                                               -------     -------     -------     -------     -------
                                               -------     -------     -------     -------     -------
Fixed Charges...............................   $  82.2     $ 77.9      $ 78.4      $114.4      $174.0
                                               -------     -------     -------     -------     -------
                                               -------     -------     -------     -------     -------
Ratio of Earnings to Fixed Charges..........      *          8.07        7.33        4.19 (3)    3.19
                                               -------     -------     -------     -------     -------
                                               -------     -------     -------     -------     -------

- ---------------
 * Calculation of the ratio results in an amount that is less than one. The amount of earnings coverage deficiency for the fiscal year ended December 31, 1993 was $116.4.(2)

(1) Restated for discontinued operations related to the spin-off of Cytec Industries Inc. in 1993.

(2) Includes one-time, pre-tax charges of $383.6 related to the acquisition of Immunex Corporation and $207.9 related to a companywide restructuring program. Excluding these charges, the ratio of earnings to fixed charges would have been 6.78.

(3) Includes a pre-tax special charge of $97.2 associated primarily with the curtailment and consolidation of certain product lines. Excluding this charge, the ratio of earnings to fixed charges would have been 5.04.

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations (before taxes on income), distributed income from associated companies and fixed charges (excluding capitalized interest), and "fixed charges" consist of interest and debt expense, capitalized interest and one-third of rental expense.

- ---------------
All brand names appearing in capital letters are trademarks, registered trademarks or service marks owned by or licensed to the Company or its subsidiaries.

                                USE OF PROCEEDS

     Except as otherwise described in the Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, including, without limitation, working capital, capital expenditures, stock purchase programs, repayment of indebtedness and acquisitions. Funds not required immediately for such purposes may be invested temporarily in short-term marketable securities.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be unsecured and unsubordinated obligations of the Company issued in one or more series under an indenture (the "Indenture") between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture. Wherever particular provisions of the Indenture or terms defined therein are referred to herein or in the Prospectus Supplement, such provisions or terms are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. Section references are references to sections of the Indenture. Capitalized terms not otherwise defined herein have the meanings given to them in the Indenture.

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities"), and the extent, if any, to which such general provisions may apply to the Offered Debt Securities, will be described in the Prospectus Supplement relating to such Offered Debt Securities. The Indenture contains, among other things, the following provisions.

GENERAL

     The Indenture provides for the issuance of Debt Securities from time to time, in one or more series. Reference is made to the Prospectus Supplement which will describe the following terms of the Offered Debt Securities: (a) the designation of the Offered Debt Securities; (b) any limit on the aggregate principal amount of the Offered Debt Securities; (c) the date or dates on which the Offered Debt Securities will mature; (d) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, and the date from which such interest will accrue; (e) the dates on which such interest, if any, will be payable and the Regular Record Dates for such Interest Payment Dates; (f) whether the Offered Debt Securities are exchangeable or convertible for or into new Debt Securities of a different series or other securities (except shares of capital stock of the Company or any subsidiary of the Company or securities directly or indirectly convertible into or exchangeable for any such shares); (g) any sinking fund or purchase fund or analogous obligation; (h) the period or periods within which or the date or dates on which, the price or prices at which the Offered Debt Securities may be redeemed at the option of the Company; (i) the place or places of payment of principal of (and premium, if any) and interest on the Offered Debt Securities;
(j) whether the Offered Debt Securities are issuable as Registered Securities or Bearer Securities or both; whether any such Debt Securities are to be issuable initially in temporary global form; whether any such Debt Securities are to be issuable in permanent global form with or without Coupons and, if so, whether beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of like tenor of any authorized form and denomination; whether Registered Securities may be exchanged for Bearer Securities (if permitted by applicable laws and regulations); whether Bearer Securities may be exchanged for Registered Securities; and the manner in which the foregoing exchanges may be made; (k) any special provisions relating to the issuance of any Bearer Securities of any series; (l) in the case of Offered Debt Securities issued with an original issue discount, the principal amount thereof payable upon acceleration of the maturity thereof; (m) the currency or currencies or units, if other than U.S. dollars, in which the Offered Debt Securities are to be denominated or in which payments of principal, and any premium and interest, may be payable; (n) if the principal (and premium, if any) or interest, if any, on the Offered Debt Securities may be payable, in a currency or currencies or units based on or related to currencies other than that in which the Offered Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which such election may be made; (o) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Debt Securities may be determined with reference to an index based on a currency or currencies or units based on or related to currencies other than that in which the Offered Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (p) any deletions from, modifications of or additions to Events of Default or covenants of the Company in the Indenture; (q) if the defeasance provisions of the Indenture are not applicable to the Offered Debt Securities; and (r) any other terms of the Offered Debt Securities. (Section 301)

     The Debt Securities will be issuable as Registered Securities, as Bearer Securities or both. Debt Securities of a series may be issuable in global form, as described below under "Global Securities." (Section 301) Unless the Prospectus Supplement relating thereto specifies otherwise, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and Bearer Securities denominated in U.S. dollars will be issued only in denominations of $5,000 or any integral multiple thereof. (Section 302)

     At the option of the Holder, Bearer Securities of any series will be exchangeable for Registered Securities (if the Debt Securities of such series are issuable in registered form) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination and such exchanges are permitted by such series) of the same series, of any authorized denominations and of any like tenor and aggregate principal amount, and Registered Securities of any series (except a Book-Entry Security representing all or a portion of the Debt Securities of such series) will be exchangeable for other Registered Securities of the same series, of any authorized denominations and of any like aggregate principal amount. If a Holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or, in certain circumstances, a Special Record Date, and the relevant Interest Payment Date, such Bearer Security will be surrendered without the coupon relating to such Interest Payment Date. Registered Securities may not be exchanged for Bearer Securities. (Section 305)

     Unless otherwise indicated in a Prospectus Supplement, the covenants contained in the Indenture and Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect such holders.

GLOBAL SECURITIES

     The Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depository identified in the Prospectus Supplement. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

     The specific terms of any depository arrangement with respect to Debt Securities issued in the form of one or more Global Securities will be described in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the following provisions will apply to all depository arrangements.

     Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Owners of beneficial interests in a Global Security that are not Participants or persons that may hold through Participants but desire to sell or otherwise transfer ownership of such beneficial interests by book-entry on the records of the Depository may do so only through Participants and persons that may hold through Participants. Because the Depository can only act on behalf of Participants and persons that may hold through Participants, the ability of an owner of a beneficial interest in a Global Security to pledge such beneficial interests to persons or entities that do not participate in the book-entry and transfer system of the Depository, or otherwise take actions in respect of such beneficial interests, may be limited. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations on the ownership of beneficial interests in a Global Security and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants and not of the Company or the Depository. Owners of beneficial interests in Global Securities may experience some delay in the receipt of interest and principal payments since the Depository for such Global Securities will forward payments to its Participants, which in turn will forward them to persons that hold beneficial interests in such Global Securities through such Participants.

     If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. In either instance, the Company will issue Debt Securities in definitive form, equal in aggregate principal amount to the Global Securities, in such names and in such principal amounts as the Depository for such Global Securities shall request.

COVENANTS

     Under the terms of the Indenture, the Company will covenant and agree that as long as any of the Debt Securities remain outstanding:

          Payment of Principal and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest on each series of Debt Securities in accordance with their terms and the Indenture. (Section 1001)

          Maintenance of Office or Agency. The Company will maintain an office or agency in each Place of Payment where Debt Securities may be presented or surrendered for payment, where Debt Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities and the Indenture may be served. (Section
     1002)

          Limitations on Liens. The Company will not, and will not permit any Subsidiary to, secure indebtedness for money borrowed by incurring, creating or assuming any Lien upon any Restricted Property, unless the Debt Securities then outstanding are secured equally and ratably with such indebtedness, except for: (i) any series of Debt Securities and any Lien existing on the date of the issuance of such series; (ii) Liens existing on a corporation's property at the time it first becomes a Subsidiary; (iii) Liens on a property existing at the time acquired or incurred to secure the payment of all or part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition of such property for the purpose of financing all or part of the purchase price thereof and any Lien to secure indebtedness which is in excess of the purchase price (provided such Liens are limited to such property and improvements thereon); (iv) certain exploration, drilling, development, operation, construction and similar Liens related to the property so affected; (v) Liens securing only indebtedness of a Subsidiary owing to the Company or another Subsidiary; (vi) Liens securing any industrial development, pollution control, or similar revenue bond; or
     (vii) any extension, renewal or replacement of any of the foregoing Liens, provided the principal amount of the indebtedness secured thereby shall not be increased. (Section 1006)

          Limitation on Sale and Leaseback Transactions. The Company will not enter into any Sale and Leaseback Transaction, nor permit any Subsidiary owning Restricted Property to do so, unless (i) the Company or such Subsidiary would be entitled to have a lien placed on a Restricted Property to secure a Debt, in a principal amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction, without equally and ratably securing the Outstanding Debt Securities without violating any provision of the above-mentioned "Limitations on Liens" or (ii) the Company, within the six months immediately following the effective date of such Sale and Leaseback Transaction, causes to be applied to the acquisition of Restricted Property or to the retirement of Debt Securities or Funded Debt an amount equal to the Attributable Debt in respect of such Sale and Leaseback Transaction. (Section 1007)

          Exempted Transactions. The limitations described above under "Limitations on Liens" and "Limitation on Sale and Leaseback Transactions" will not apply to a particular transaction if, thereafter, the sum of (a) the principal amount of indebtedness secured by Liens the incurrence, creation or assumption of which would otherwise require that the Company secure the Outstanding Debt Securities, plus (b) the Attributable Debt in respect of certain Sale and Leaseback Transactions, does not exceed 10% of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries. (Section 1008)

          Waiver of Certain Covenants. With the consent of the holders of at least 66 2/3% in principal amount of the Debt Securities outstanding of any series, the Company may, under certain circumstances, omit in respect of such series of Debt Securities to comply with the covenants or conditions set forth under "Limitations on Liens" and "Limitation on Sale and Leaseback Transactions". (Section 1009)

CERTAIN DEFINITIONS

     Certain terms defined in Section 101 of the Indenture are summarized below.

     "Attributable Debt" means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the weighted average interest rate of Debt Securities of all series (including the effective interest rate of any Original Issue Discount Securities) which are Outstanding on the effective date of such transaction and which have the benefit of "Limitation on Sale and Leaseback Transactions" above) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the fixed rent payable by the lessee with respect to such period, but shall exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and any amount based upon or constituting a participation in the revenues or earnings of any property. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Tangible Assets" means, with respect to the Company, the total amount of its assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

     "Debt" means (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of such deferred purchase price, on normal trade terms; and (iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.

     "Funded Debt" means Debt of the Company or a Subsidiary owning Restricted Property maturing by its terms at, or extendable at the option of the obligor to, a date more than 12 months from the date of determination.

     "Lien" means any mortgage, lien, pledge, security interest or other encumbrance (but not including any rights of set off arising by contract, operation of law or otherwise).

     "Restricted Property" means (a) any manufacturing facility, or portion thereof, owned or leased by the Company or any Subsidiary and located within the continental United States of America, other than (i) any such manufacturing facility, or portion thereof, which, in the opinion of the Board of Directors, is not of material importance to the business of the Company and its subsidiaries taken as a whole, and (ii) any manufacturing facility, or portion thereof, if its net book value is less than 2% of Consolidated Net Tangible Assets, and (b) any shares of capital stock or indebtedness of any Subsidiary owning any such manufacturing facility. As used in this definition, "manufacturing facility" means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration or any combination thereof.

     "Sale and Leaseback Transaction" means any arrangement with any person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such person other than (a) temporary leases for a term, including renewals at the option of the lease, of not more than three years, (b) leases between the Company and a Subsidiary or between Subsidiaries, (c) leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Restricted Property, and (d) arrangements pursuant to any provision of law with an effect similar to that under former
Section 168(f)(8)of the Internal Revenue Code of 1954.

     "Subsidiary" means any corporation of which at least a majority of the outstanding Voting Stock is owned, directly or indirectly, by the Company or one or more Subsidiaries; provided that, for purposes of the Indenture, neither Immunex Corporation nor Cytec Industries Inc. shall be a Subsidiary; and provided further that, with respect to any corporation that is not a Subsidiary on the date of the Indenture, but thereafter the Company or one or more of its Subsidiaries acquires, directly or indirectly, at least a majority of the outstanding Voting Stock of such corporation, the Board of Directors may determine by resolution (which may be rescinded at any time) within 12 months after such acquisition that such corporation shall not be a Subsidiary for purposes of the Indenture.

EVENTS OF DEFAULT

     As to any series of Debt Securities, an Event of Default is defined in the Indenture as being any one of the following events and such other events as may be established in the Debt Securities of such series: (a) failure to pay the principal of or premium, if any, on any Debt Security of that series at its Maturity; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to observe or perform any other of the covenants or agreements of the Company in the Indenture, continued for 90 days after notice of such failure from the Trustee or the holders of at least 25% in principal amount of the Outstanding Debt Securities of that series; (e) a decree or order by a court of competent jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization of the Company or appointing a receiver, liquidator or other similar official of the Company and such decree or order continues in effect for 90 days; and (f) certain other events of bankruptcy, insolvency or reorganization. (Section 501)

     The Indenture provides that (i) if an Event of Default described in clause
(a), (b), (c), (d) or (f) above (if the Event of Default under clause (d) or (f) above is with respect to less than all series of Debt Securities then outstanding) occurs and is continuing with respect to any series, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding (each such series acting as a separate class) may declare the principal amount (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of that series) of all Debt Securities of such series and all accrued interest thereon to be due and payable immediately; and (ii) if an Event of Default described in clause (d) or (f) above (if the Event of Default under clause (d) or (f) above is with respect to all series of Debt Securities then outstanding), or (e) above occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (treated as one class) may declare the principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities then outstanding and all accrued interest thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults that remain uncured in the payment of principal of, any premium on, or any interest on, such Debt Securities and in compliance with covenants) may be waived by the holders of not less than a majority in aggregate principal amount of the Debt Securities of such series then outstanding. (Sections 502 and 513)

     The Indenture provides that, subject to the provisions of the Trust Indenture Act of 1939, as amended, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture if the Trustee has reasonable grounds for believing that adequate indemnity is not reasonably assured to it. Subject to such provisions for indemnification of the Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Indenture, with respect to the Debt Securities of that series.

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1004)

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Indenture provides that the Company may consolidate with, sell or convey all or substantially all of its assets to, or merge into, any other corporation, provided that, in any such case, (i) the successor corporation shall be organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest and sinking fund payments on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Section 801) In case of any such consolidation, merger, conveyance or transfer, such successor will succeed to and be substituted for the Company as obligor on the Debt Securities, with the same effect as if it had been named in the Indenture as the Company. (Section 802)

MODIFICATION OF THE INDENTURE

     With certain exceptions, the Indenture or the rights of the holders of the Debt Securities may be modified by the Company and the Trustee with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of each series affected by such modification then Outstanding, but no such modification may be made without the consent of the holder of each Outstanding Debt Security affected thereby which would (a) change the maturity of any payment of principal of or any premium or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the currency (or units based on or related to currencies) in which, any Debt Security or any premium or interest thereon is payable, or change the currency (or units based on or related to currencies) in which any Debt Security is denominated, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be); (b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; or (c) modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby. (Section 902)

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS AND CERTAIN EVENTS OF
DEFAULT

     Unless otherwise indicated in the Prospectus Supplement, the Company, at its option, (a) will be discharged from its obligations with respect to any series of Debt Securities or (b) will cease to be under any obligation to comply with certain restrictive covenants of the Indenture (as described under "Limitations on Liens", "Limitation on Sale and Leaseback Transactions" and "Exempted Transactions" and any other limitations applicable to the Debt Securities that are determined pursuant to the Indenture to be subject to the provision described in this paragraph), and certain Events of Default will cease to be applicable, with respect to any series of Debt Securities, upon the deposit with the Trustee, in trust, of money or the equivalent in non-callable securities, or securities callable at the option of the holder thereof, of the government which issued the currency in which the Debt Securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, without reinvestment thereof, will provide money in an amount sufficient to pay all the principal (including mandatory sinking fund payments) and any premium of, interest on and any repurchase obligations with respect to such series of Outstanding Debt Securities and Coupons, if any, of such series on the dates such payments are due in accordance with the terms of the Debt Securities. To exercise any such option, no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing. The Company is required to deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes and, in the case of the Debt Securities being discharged, accompanied by a ruling to such effect from the United States Internal Revenue Service. (Section 403)

THE TRUSTEE

     The Chase Manhattan Bank (National Association) is the Trustee under the Indenture. The Company maintains banking and other commercial relationships with The Chase Manhattan Bank (National Association) and its affiliates in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     The Company may offer and sell the Debt Securities being offered hereby to or through agents, underwriters and dealers and to other purchasers directly or through agents.

     The Distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, extend credit to, engage in transactions with or perform services for the Company in the ordinary course of business.

     If any underwriters are utilized in the sale of Debt Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, extend credit to, engage in transactions with or perform services for the Company in the ordinary course of business.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, extend credit to, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL OPINION

     The legality of the Debt Securities to be issued is being passed upon for the Company by Joseph S. McAuliffe, Esq., Vice President and General Counsel of the Company and for the underwriters or agents by Shearman & Sterling. Mr. McAuliffe owns 125 shares of Common Stock, has options to purchase 19,345 additional shares of Common Stock, has rights to receive 604 shares of Common Stock upon retirement and has 1,626 shares of Common Stock allocated to his account under the Company's Savings Plan. Shearman & Sterling, from time to time, represents the Company in certain matters.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick covering the December 31, 1993 financial statements and schedules refer to the adoption of the provisions of Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1993.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated fees and expenses in connection with the issuance and distribution of the Debt Securities registered hereunder are as follows:

        Securities and Exchange Commission registration fee...............  $206,898
        Trustee's fees and expenses.......................................     8,200*
        "Blue Sky" fees and expenses......................................    17,500*
        Printing and engraving fees and expenses..........................    15,000*
        Legal fees and expenses...........................................     5,000*
        Accounting fees and expenses......................................    25,000*
        Rating Agency fees................................................   135,000*
        Miscellaneous.....................................................     5,000*
                                                                            --------
                  Total...................................................  $417,598*
                                                                            --------
                                                                            --------

- ---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IV of the By-laws of the Company currently provides that, except as limited by the following two sentences, the Company shall indemnify any natural person who is made a party or threatened to be made a party to any action or proceeding by reason of his serving as a director, officer or employee of the Company (or serving at the request of the Company as a director, officer, trustee, employee, partner, fiduciary or agent of another entity or employee benefit plan) against expenses reasonably incurred by him in connection with such action or proceeding. No indemnification is provided to any person with respect to any matter as to which he has been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company or, with respect to any criminal action, had reasonable cause to believe that his conduct was unlawful. Furthermore, no indemnification is provided to any natural person with respect to (i) any action or proceeding (other than a successful action for indemnification) initiated by such person, unless such action or proceeding was authorized by the Board of Directors of the Company or (ii) any action or proceeding brought by (but not in the right of) the Company or a subsidiary against such person, unless indemnification is authorized in the particular case by the Board of Directors of the Company. Expenses incurred in defending an action or proceeding may be advanced as authorized by the Board of Directors of the Company upon receipt of an undertaking from the indemnified person. The indemnification provisions of
Article IV of the By-laws of the Company are not exclusive.

     Section 719 of the Maine Business Corporation Act (the "MBCA") provides that a corporation has the power to, or if provided in the by-laws shall, indemnify any person made or threatened to be made a party to a proceeding by reason of his serving as a director, officer, employee or agent of the corporation (or serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another entity) provided that no indemnification shall be made to any person finally adjudicated to not have acted honestly or in the reasonable belief that his action was in (or not opposed to) the best interests of the corporation, or in the case of a criminal proceeding, had reasonable cause to believe that his conduct was unlawful. In certain cases, expenses incurred in defending any proceeding may be advanced by the corporation upon receipt of an undertaking by the indemnified person. Unless required by a corporation's by-laws, such indemnification shall be made only as authorized by the Board of Directors in the particular case. The MBCA provides that notwithstanding the foregoing, a corporation may not indemnify any person with respect to an action or proceeding asserted in the right of the corporation as to which such person is finally adjudicated to be liable, unless the court in which such action or proceeding was brought determines that such person is fairly and reasonably entitled to indemnification. In the case where any person has been successful in defending any action or proceeding described above, the corporation shall provide indemnification to such person.

     Section 719 of the MBCA provides that a corporation has the power to purchase insurance on behalf of directors, officers and agents of the corporation, whether or not the corporation would have the power to indemnify such person.

     Section 716 of the MBCA provides that a director shall not be held personally liable for monetary damages for failure to discharge his duties as such unless he is found not to have acted honestly or in the reasonable belief that the action was in, or not opposed to, the best interests of the corporation and its shareholders.

     The Company carries directors' and officers' liability insurance that covers liabilities and expenses of the Company's directors and officers.

ITEM 16.  EXHIBITS

    1.1       Form of Purchase Agreement
    4.1       Form of Indenture between American Cyanamid Company and The Chase Manhattan Bank
              (National Association), as trustee
    5.1       Opinion of Joseph S. McAuliffe, Esq., as to the legality of the securities being offered
   12.1       Statement of computation of Ratio of Earnings to Fixed Charges
   23.1       Consent of KPMG Peat Marwick
   23.2       Consent of Joseph S. McAuliffe, Esq. (included in Exhibit 5.1 hereto)
   24.1       Powers of Attorney
   25.1       Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of
              1939 of The Chase Manhattan Bank (National Association)

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN WAYNE, NEW JERSEY, ON THE 31ST DAY OF MARCH, 1994.

                                          AMERICAN CYANAMID COMPANY
                                                   (Registrant)

                                          By:           A. J. COSTELLO
                                             -----------------------------------
                                                       A. J. COSTELLO
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 31ST DAY OF MARCH, 1994.

                                          By:           A. J. COSTELLO
                                             -----------------------------------
                                                       A. J. COSTELLO
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                              (PRINCIPAL EXECUTIVE OFFICER AND
                                                          DIRECTOR)

                                          By:            T. D. MARTIN
                                             -----------------------------------
                                                        T. D. MARTIN
                                                       VICE PRESIDENT
                                               (PRINCIPAL FINANCIAL OFFICER)

               SIGNATURE                             TITLE                      DATE
               ---------                             -----                      ----
              F. V.  ATLEE*                          Director                   March 31, 1994
     -----------------------------------
              F. V. ATLEE

              D. M.  CULVER*                         Director                   March 31, 1994
     -----------------------------------
              D. M. CULVER

              A. R. DRAGONE*                         Director                   March 31, 1994
     -----------------------------------
              A. R. DRAGONE

              R. HALSTEAD*                           Director                   March 31, 1994
     -----------------------------------
              R. HALSTEAD

              A. J. LEVINE*                          Director                   March 31, 1994
     -----------------------------------
              A. J. LEVINE

              P. W. MACAVOY*                         Director                   March 31, 1994
     -----------------------------------
              P. W. MACAVOY

              V. T. Marchesi*                        Director                   March 31, 1994
     -----------------------------------
              V. T. MARCHESI

               SIGNATURE                             TITLE                     DATE
               ---------                             -----                     ----

             R. T. RITTER*                         Controller,                 March 31, 1994
    -------------------------------          (Principal Accounting Officer)
              R. T. RITTER

             G. J. SELLA, JR.*                     Director                    March 31, 1994
    -------------------------------
            G. J. SELLA, JR.

              M. TANENBAUM*                        Director                    March 31, 1994
    -------------------------------
              M. TANENBAUM

                 A. WEXLER*                        Director                    March 31, 1994
     -------------------------------
               A. WEXLER

        *By:  T. D. MARTIN
      -------------------------------
            ATTORNEY-IN-FACT

                                 EXHIBIT INDEX




Exhibit No.                                Description                               Sequentially Numbered
- -----------                                -----------                               ---------------------
                                                                                               Page
                                                                                               ----
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1.1                     Form of Purchase Agreement

4.1                     Form of Indenture  between American
                              Cyanamid Company and The Chase
                              Manhattan Bank (National
                              Association) as trustee

5.1                     Opinion of Joseph S. McAuliffe, Esq.,
                              as to the legality of the securities
                              being offered

12.1                    Statement of computation of Ratio of
                              Earnings to Fixed Charges

23.1                    Consent of KPMG Peat Marwick

23.2                    Consent of Joseph S. McAuliffe, Esq.,
                              (included in Exhibit 5.1 hereto)

24.1                    Powers of Attorney

25.1                    Form T-1 Statement of Eligibility
                              of Trustee under the Trust Indenture
                              Act of 1939 of The Chase Manhattan
                              Bank (National Association)
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